Certified Public Accountants | Business Consultants

September 29, 2014

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 25, 2014, to be filed by our client, Espey Mfg. & Electronics Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

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